ADDENDUM TO LOAN CONVERSION AGREEMENT

This Addendum to Conversion and Amended Loan Agreement is entered into effective as of this 1st day of February 2012, by and between **Forest Capital, LLC**, an Ohio limited liability company ("Forest Capital"), **The Guitammer Company**, an Ohio corporation ("Guitammer-Ohio") and **The Guitammer Company**, a Nevada corporation ("Guitammer-Nevada") (collectively, the "Parties').

RECITALS

WHEREAS, the Parties acknowledge that on December 21, 2011, the Parties entered into a certain Conversion and Amended Loan Agreement pursuant to which Forest Capital converted $100,000 principal amount of a $250,000 principal amount loan (the "Loan") plus accrued interest thereon of $98,493.15 of Guitammer-Ohio (the "Converted Indebtedness") into 793,972 shares of common stock of Guitammer-Nevada; and

WHEREAS, the Parties mutually miscalculated the amount ($98,493.15) of the accrued interest on the Loan which should have been $121,727,69 (the "Correct Interest"), a difference of an additional $23,234.54 in accrued interest for conversion at $0.25 per share into an additional 92,938 shares of common stock of Guitammer-Nevada (the "Additional Shares") for issue to Forest Capital.

NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Correct Interest. The aggregate combined accrued interest on the Loan as of December 21, 2011 was and is the Correct Interest.

2. Additional Shares. Upon issue and delivery of the Additional Shares to Forest Capital, Forest Capital shall have no further claim against either Guitammer-Ohio or Guitammer-Nevada in connection with the Converted Indebtedness or conversion thereof.

3. Recitals Contractual. The Parties acknowledge that all of the "WHEREAS" clauses in the above paragraphs are contractual and incorporated as material parts of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Addendum the day and year first above written.

FOREST CAPITAL, LLC, an Ohio limited liability company

By: ______________________________

Walter J. Doyle, President

Walter Doyle / Pres.

THE GUITAMMER COMPANY, an Ohio corporation

By: [signature]
Mark A. Luden
Chief Executive Officer

THE GUITAMMER COMPANY, a Nevada corporation

By: [signature]
Mark A. Luden
Chief Executive Officer